SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC 20549


                             _________________


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                             _________________


                     Date of Report: February 28, 2003
                     (Date of earliest event reported)


                                   REFAC
             (Exact Name of Registrant as Specified in Charter)


     Delaware                         0-7704                      13-1681234
(State or Other                 (Commission File               (IRS Employer
 Jurisdiction of                     Number)                 Identification No.)
 Incorporation)


                115 River Road, Edgewater, New Jersey 07020
                  (Address of Principal Executive Offices)


                               (201) 943-4400
            (Registrant's telephone number, including area code)

Item 5.  Other events

         On February 28, 2003, the registrant completed its merger with a subsidiary of Palisade Concentrated Equity Partnership, L.P. ("Palisade"), pursuant to the Agreement and Plan of Merger, dated August 19, 2002, by and between the registrant, Palisade and Palisade Merger Corp., as amended. Attached hereto as Exhibit 99.1 is a press release issued by the registrant regarding the merger.

         The Company entered into Amendment No.2 to Rights Agreement (the "Amendment"), dated as of February 26, 2003, with American Stock Transfer & Trust Company, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Amendment provides that the rights under the Rights Agreement shall expire on the earliest of (i) the effective date of the merger of the Company with a subsidiary of Palisade Concentrated Equity Partnership, L.P. ("Palisade"), as provided in the Agreement and Plan of Merger, dated as of August 19, 2002, by and among the Company, Palisade and Palisade Merger Corp., (ii) 5:00 P.M., New York City time, on April 26, 2012, or such later date as may be established by the Board of Directors prior to the expiration of the rights or (iii) the time at which the rights are redeemed or exchanged.



                                 SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            REFAC


Date: February 28, 2003                     By: /s/ Robert L. Tuchman
                                                --------------------------
                                                 Robert L. Tuchman
                                                 Chief Executive Officer,
                                                 President and General Counsel

                                  EXHIBITS

4.1 Amendment No.2 to Rights Agreement, dated as of February 26, 2003, between Refac and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed February 28, 2003.

99.1    Press release issued on February 28, 2003 by Refac.

                                                                    EXHIBIT 99.1


                        REFAC COMPLETES MERGER WITH
        SUBSIDIARY OF PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.

Edgewater, New Jersey, February 28, 2003 - Refac (AMEX: REF) announced today that it has completed its merger with a wholly-owned subsidiary of Palisade Concentrated Equity Partnership, L.P. ("Palisade"). The combined company has taken the name Refac and its new common stock will trade on the American Stock Exchange under the ticker symbol "REF". Earlier today, Refac's stockholders voted to approve the merger at a special meeting of stockholders. Approximately 85% of the votes cast, representing approximately 61% of the outstanding shares, voted in favor of the merger. As a result of the merger, Palisade owns approximately 80% of the combined company's outstanding shares. Palisade intends to use Refac as a vehicle for making acquisitions.

         Under the terms of the merger, Refac stockholders will receive $3.60 in cash and 0.2 shares of the combined company's common stock. Stockholders who hold such shares received in the merger continuously until June 30, 2005 have the right to sell them to the combined company at a price which will depend upon Refac's liquid distributable assets as of March 31, 2003 and June 30, 2005.

         Following the merger, Robert L. Tuchman will continue to serve as Refac's Chairman of the Board and Chief Executive Officer and Raymond A. Cardonne will continue to serve as its Vice President, Chief Financial Officer and Secretary. Robert L. Tuchman, Mark N. Kaplan and Clark A. Johnson will stay on as members of Refac's Board of Directors, together with four new directors - - - Mark S. Hoffman, Richard S. Meisenberg, Melvin Meskin and Jeffrey D. Serkes.

         "We are excited that we have been able to close this merger," said Robert L. Tuchman, Chairman and CEO of Refac. "We believe it provides maximum value to the Company's shareholders. Shareholders not only receive an immediate cash payment, but they also have the opportunity to participate in any growth we may enjoy under Palisade's leadership."

                                 * * * * *
                       CAUTIONARY STATEMENT REGARDING
                         FORWARD-LOOKING STATEMENTS

         This News Release statement includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact, including statements regarding completion of the proposed merger. When used in this document, the words "expects," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements.

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